UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2026

Cemtrex Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Fell Court Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

Explanatory Note

On July 6, 2026, Cemtrex, Inc. (the “Company”) filed its Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”) to report that the Company (the “Buyer”), completed the previously announced acquisition of substantially all of the assets of Plant Engineering Services, Inc, an Indiana corporation (“PES”) pursuant to an Asset Purchase Agreement dated July 1, 2026 (the “Asset Purchase Agreement”) by and among AIS Engineering, Inc., a newly formed wholly owned subsidiary of AIS (“Buyer”), PES, and Mark Bohler, an individual residing in state of Indiana (“the “Owner” and collectively with the PES, the “Seller Parties”).

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by the Company on July 6, 2026, to include the historical financial statements of PES and the proforma financial information required by Item 9.01 of Form 8-K, attached hereto as Exhibits 99.1 and 99.2. The proforma financial information included in this Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and PES would have achieved had the companies been combined during the periods presented in the proforma financial information and is not intended to project the future results of operations that the combined company may achieve as a result of the acquisition. Except as described above, all other information in the Company’s Current Report on Form 8-K filed on July 6, 2026, remains unchanged.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on July 6, 2026, on July 1, 2026, Cemtrex, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Mark Bohler, an individual resident of Indiana (the “Seller”), pursuant to which the Company agreed to acquire substantially all of the assets of PES for a purchase price of $3,500,000 in cash subject to a customary working capital adjustment, plus the assumption of certain liabilities. Additionally, the Seller Parties are eligible to receive up to approximately $1,750,000 in contingent earnout consideration over a three-year period based on the achievement of specified gross profit targets.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of the Original Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Audited Statement of Assets Acquired and Liabilities Assumed of PES as of July 1, 2026, the notes related thereto, and the related report of Grassi & Co., The Company’s independent registered public accounting firm as of July 1, 2026, are filed as Exhibit 99.1 and incorporated herein by reference.

Pursuant to a letter dated August 7, 2026, from the Securities and Exchange Commission’s Division of Corporation Finance (the “SEC”), based on information the Company provided to the SEC, the SEC advised that the Company could provide the Audited Statement of Assets Acquired and Liabilities Assumed in lieu of the financial statements of PES and a proforma condensed balance sheet pursuant to Rule 11-01 for the purpose of complying with the requirements of Rule 3-05 of Regulation S-X.

(b)	Proforma Financial Information.

In accordance with the waiver received from the SEC, the Company’s unaudited proforma condensed balance sheet with respect to the acquisition of PES is included in this Current Report as Exhibit 99.2.

(d) Exhibits

Exhibit Number	Exhibit Title
23.1	Consent of Grassi & Co. CPAs P.C., independent registered public accounting firm.
99.1	Audited statement of assets acquired, and liabilities assumed as of July 1, 2026
99.2	Unaudited proforma condensed balance sheet as of June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date:	September 16, 2026	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

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